UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2012

Comarco, Inc.

(Exact name of registrant as specified in its charter)

000-05449

(Commission File Number)

California	95-2088894
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

25541 Commercentre Drive, Suite 250, Lake Forest, California	92630-8870
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 599-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 28, 2012, at a special meeting of the Board of Directors (the “Board”) of Comarco, Inc. (the “Company”), the Board unanimously appointed Louis Silverman to serve as a director of the Company and as Chairman of the Board, effective on the same date. Mr. Silverman was appointed following a unanimous recommendation by the Nominating and Corporate Governance Committee of the Board. Mr. Silverman will not initially be appointed to serve on any committees of the Board. There are no arrangements or understandings between Mr. Silverman and any other persons pursuant to which he was appointed to serve on the Board.

Mr. Silverman served as Chief Executive Officer of Marina Medical Billing Service Inc. (“Marina”), from September 2009 until June 2012. Prior to Marina, Mr. Silverman served as Chief Executive Officer of LifeComm, Inc., a Qualcomm Incorporated incubated wireless health services start-up from August 2008 to September 2009. Prior to Lifecomm, Mr. Silverman had a successful tenure as President and Chief Executive Officer of Quality Systems Inc., a developer of medical and dental practice management software, from August 2000 to August 2008. Mr. Silverman has served as a director of Questcor Pharmaceuticals, Inc., a publicly traded company, since December 2009. Mr. Silverman earned a Bachelor of Arts degree from Amherst College and a Masters in Business Administration from Harvard Graduate School of Business Administration.

Mr. Silverman will receive compensation consisting of a cash retainer of $13,000 per month. In addition, on August 2, 2012, Mr. Silverman was granted an option to purchase 250,000 shares of the Company’s common stock under the Company’s 2011 Equity Incentive Plan. The option has an exercise price of $0.40, which is higher than the closing stock price of the Company’s common stock on the grant date. The option vests in full on the first anniversary of the grant date.

In connection with Mr. Silverman’s election as a director, the Company intends to enter into its standard form of indemnification agreement for directors with Mr. Silverman.

Concurrent with the appointment of Mr. Silverman as the Chairman of the Board, Mr. Michael Levin will step down as the Chairman of the Board, but will continue to serve as a director of the Company and as the Chairman of the Audit and Finance Committee of the Board. Mr. Levin’s monthly cash retainer will be decreased to $850 per month.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective July 28, 2012, at a special meeting of the Board, the Board approved an amendment to Section 1(b) of Article IV of the Company’s Bylaws to increase the authorized number of directors from five to six. The text of Section 1(b) of Article IV of the Company’s Bylaws, as amended, reads as follows:

“The exact number of directors shall be seven, until changed as provided in subdivision (a) of this Section.”

The Certificate of Amendment of Bylaws approved by the Board on July 28, 2012 is attached hereto as Exhibit 3.1 and incorporated herein by this reference.

Item 7.01	Regulation FD Disclosure.

On August 1, 2012, the Company issued a press release reporting Mr. Silverman’s appointment as a director and Chairman of the Board. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

3.2.1	Certificate of Amendment to Section 1(a) of Article IV of the Bylaws.

99.1	Press Release dated August 1, 2012

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMARCO, INC.

Date: August 2, 2012	By:	/s/ ALISHA K. CHARLTON
Alisha K. Charlton Vice President and Chief Accounting Officer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.2.1	Certificate of Amendment to Section 1(b) of Article IV of the Bylaws.

99.1	Press Release dated August 1, 2012

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